 A.G. Edwards, Inc. Announces

Fourth-Quarter And Full-Year Results For Fiscal 2006

Fourth-Quarter Net Earnings Increase 58% Over Year-Ago Quarter;

Fourth Straight Fiscal Year of Higher Earnings

ST. LOUIS, March 30, 2006 – A.G. Edwards, Inc. (NYSE: AGE) today announced results for the fiscal year and fourth quarter ended February 28, 2006.

Net earnings for fiscal 2006 were $238 million, or $3.10 per diluted share, on net revenues of $2.7 billion. For the prior fiscal year, net earnings were $186 million, or $2.37 diluted earnings per share, on net revenues of $2.6 billion.

For the fourth quarter of fiscal 2006, net earnings were $80 million, or $1.04 per diluted share, on net revenues of $741 million. Net earnings for the fourth quarter last year were $50 million, or $0.65 per diluted share, on net revenues of $690 million.

“The dedication and hard work of our financial consultants and entire staff helped lead to our improved performance in fiscal 2006,” said Robert L. Bagby, chairman and chief executive officer. “For the first time in our history, asset-management and service-fee revenues surpassed commission revenues on an annual basis. As clients continue to migrate toward the fee-based programs and services we offer, these fee revenues now account for 39 percent of our net revenues, compared to 24 percent just five years ago.

“For the fourth consecutive year we lowered our communication and technology expenses. In addition, the successful conversion of our securities-processing operations to an application service provider and the completion of several technology projects under our Gateway Initiative should lead to a more efficient technology infrastructure.

“Our branding initiative took an exciting step forward in fiscal 2006 when we incorporated the nest-egg theme into our advertising along with the recent introduction of our Nest Egg Index and Nest Egg Score. The positive feedback from clients, employees and others lets us know we are creating the brand awareness we need to enhance our business opportunities. We believe these and other efforts, along with our continued commitment to our client-first philosophy, are improving our competitive position and helping us deliver greater value to our shareholders.”

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A.G. Edwards, Inc.

March 30, 2006

Results for the fourth quarter include $14.6 million in other revenue, or $0.09 per diluted share, for gains on the sale of shares in the Chicago Mercantile Exchange (CME) and the Chicago Board of Trade (CBOT), a gain on the sale of real estate, and the mark-to-market on other CME shares the firm currently holds.

RESULTS OF OPERATIONS

Commissions – Commission revenues decreased 2 percent ($16 million) in fiscal 2006 and decreased 1 percent ($4 million) in the fourth quarter versus the respective time periods last year. The results in both periods reflect decreased client activity in individual equities and mutual funds, partially offset by increased client activity in variable annuities.

Asset Management and Service Fees – Asset-management and service-fee revenues reached an annual record, surpassing the $1 billion mark in fiscal 2006 and increasing 16 percent ($144 million) versus fiscal 2005. These revenues for the fourth quarter increased 16 percent ($38 million) over last year’s fourth quarter. Both the full-year and fourth-quarter results largely reflect greater client interest in the firm’s fund-advisory programs and other fee-based programs and services, as well as increased client-asset values in mutual funds.

Principal Transactions – Revenues from principal transactions in fiscal 2006 decreased

17 percent ($44 million) compared to fiscal 2005. For the fourth quarter this year, principal-transaction revenues decreased 3 percent ($2 million) compared to the fourth quarter last year. Both time periods reflect a lower volume of fixed-income transactions, with more transactions in shorter-term securities given the current interest-rate environment. The decreases in both periods were partially offset by increased client activity in over-the-counter equity markets.

Investment Banking – Investment banking revenues decreased 5 percent ($11 million) in fiscal 2006 and decreased 28 percent ($20 million) in the fourth quarter versus the same time periods last year. The full-year results largely reflected lower revenue from corporate and government debt issues and related management fees, partially offset by increased revenue from municipal underwritings of new issues and refinancings. The fourth-quarter decline primarily resulted from lower underwriting revenue and related management fees from

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A.G. Edwards, Inc.

March 30, 2006

closed-end funds.

Net Interest Revenue – Interest revenue net of interest expense increased 37 percent ($46 million) in fiscal 2006 and increased 33 percent ($12 million) in the fourth quarter compared to the same periods in fiscal 2005. Both time periods reflect an increased prime rate resulting in higher interest rates charged on client-margin balances, partially offset by slightly lower average margin balances. Additionally, higher interest rates in both time periods resulted in greater revenue from the fixed-income inventory held for sale to clients.

Other revenue – Other revenue increased $14 million in fiscal 2006 and increased $26 million for the fourth quarter versus the same periods last year. The full-year and fourth-quarter results reflect the previously described gains on the sales of CME and CBOT shares, the gain on the sale of real estate, and the mark-to-market on other CME shares the firm currently holds. Both periods also reflect a dividend from a private-equity investment and increases in private-equity valuations.

Non-Interest Expenses – Non-interest expenses increased 3 percent ($66 million) during fiscal 2006 compared to fiscal 2005. For the fourth quarter, non-interest expenses increased 2 percent ($10 million) compared to the same quarter last year.

Compensation and benefits increased 2 percent ($42 million) in fiscal 2006 versus fiscal 2005, largely reflecting higher commissionable revenue and increases in administrative salaries and related benefits. For the fourth quarter, compensation and benefits decreased 1 percent ($3 million) compared to the same quarter last year as lower accruals for incentive compensation were partially offset by increases in commissionable revenue. As a result of its early adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”), the firm did not recognize an expense for stock awards in either period for fiscal 2006. Last year’s fourth-quarter and full-year results respectively included restricted stock-award expense of approximately $12.4 million, or $0.07 per diluted share, and $34.7 million, or $0.20 per diluted share.

Non-compensation-related expenses increased 4 percent ($24 million) for fiscal 2006 and increased 8 percent ($12 million) during the fourth quarter compared to the same periods last year.

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A.G. Edwards, Inc.

March 30, 2006

The increase in the full-year results reflected increased expenses for addressing various regulatory changes and legal and regulatory matters, partially offset by a decline in technology consulting expenses associated with the completion of various projects under the firm’s Gateway Initiative. The fourth-quarter results reflected an increase from securities-processing expenses paid to an application service provider for securities-processing operations, coupled with an increase in expenses associated with the firm’s branding initiative.

The results for both the full year and fourth quarter last year included an $8 million credit in other expenses to correctly recognize state-registration fees for the firm’s financial consultants over the registration period. The results for both time periods last year also included a $10 million charge in occupancy and equipment expenses representing the cumulative effect of correcting the recognition period for rent-escalation clauses and free-rent periods included in certain branch-office leases.

EVENT AFFECTING FUTURE PERIODS

As disclosed in its most recent Form 10-Q filing with the Securities and Exchange Commission, the firm owned four New York Stock Exchange (“NYSE”) membership seats. The NYSE closed a merger agreement with Archipelago Holdings Inc. on March 7, 2006 and formed a new holding company called NYSE Group, Inc. (“NYSE Group”). As a result of this merger, the firm elected, and NYSE Group allocated, $1.6 million in cash and 314,404 shares of NYSE Group common stock for the firm’s four membership seats, for a total consideration of approximately $26.8 million based on the share price of NYSE Group common stock as of March 29, 2006. The firm currently expects to record a gain in the first quarter of fiscal 2007, with the amount of the gain to be the consideration received discounted for any restrictions on the shares received. Gains or losses will be recorded in future periods as transfer restrictions expire and the share price of NYSE Group common stock fluctuates.

ADDITIONAL SHAREHOLDER INFORMATION

Total client assets at the end of fiscal 2006 were $343 billion, an 8 percent increase when compared to the end of fiscal 2005. Client assets in fee-based accounts at the end of fiscal 2006 were $37 billion, a 22 percent increase when compared to the end of fiscal 2005.

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A.G. Edwards, Inc.

March 30, 2006

As of February 28, 2006, stockholders’ equity was $1.9 billion, for a book value per share of $25.13. Diluted per-share earnings for fiscal 2006 were based on 77.0 million average common and common equivalent shares outstanding compared to 78.8 million in fiscal 2005. Diluted per-share earnings for the fourth quarter were based on 76.2 million average common and common equivalent shares outstanding compared to 77.3 million in the year-ago quarter.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Drawn to the firm’s client-first philosophy, individuals and businesses have turned to A.G. Edwards for sound advice and access to a wide array of investment products and services that can help them meet their financial goals and objectives. Founded in 1887, A.G. Edwards and its affiliates employ 6,824 financial consultants in 736 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, regulatory changes and actions, changes in legislation, risk management, legal claims, technology changes, compensation changes, price adjustments, the impact of outsourcing agreements, the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment” including the timing of the recognition of expenses, the impact of the merger between the New York Stock Exchange and Archipelago Holdings Inc., and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A.G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	February 28,	February 28,	Increase	%
	2006	2005	(Decrease)	Chg.
REVENUES:
Commissions	$273,541	$277,117	$(3,576)	(1.3)
Asset management and service fees	284,914	246,566	38,348	15.6
Principal transactions	56,017	57,530	(1,513)	(2.6)
Investment banking	49,841	69,500	(19,659)	(28.3)
Interest	50,245	37,029	13,216	35.7
Other	28,893	3,099	25,794	832.3
TOTAL REVENUES	743,451	690,841	52,610	7.6
Interest expense	2,898	1,308	1,590	121.6
NET REVENUES	740,553	689,533	51,020	7.4

NON-INTEREST EXPENSES:
Compensation and benefits	454,965	457,714	(2,749)	(0.6)
Communication and technology	63,591	57,356	6,235	10.9
Occupancy and equipment	36,305	45,906	(9,601)	(20.9)
Marketing and business development	15,985	12,785	3,200	25.0
Floor brokerage and clearance	6,049	5,111	938	18.4
Other	42,176	30,561	11,615	38.0
TOTAL NON-INTEREST EXPENSES	619,071	609,433	9,638	1.6

EARNINGS BEFORE INCOME TAXES	121,482	80,100	41,382	51.7
INCOME TAXES	41,971	29,691	12,280	41.4
NET EARNINGS	$79,511	$50,409	$29,102	57.7

EARNINGS PER SHARE:
Diluted	$1.04	$0.65	$0.39	60.0
Basic	$1.05	$0.66	$0.39	59.1

AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	76,229	77,306
Basic	75,869	76,362

STOCKHOLDERS’ EQUITY	$1,899,249	$1,787,691
BOOK VALUE PER SHARE	$25.13	$23.21

TOTAL SHARES OUTSTANDING (end of period)	75,590	77,021

Note: Where appropriate, prior periods’ financial information has been reclassified to conform to current year presentation

A.G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Twelve Months Ended
	February 28,	February 28,	Increase/	%
	2006	2005	(Decrease)	Chg.
REVENUES:
Commissions	1,017,716	1,034,166	(16,450)	(1.6)
Asset management and service fees	1,062,872	919,077	143,795	15.6
Principal transactions	210,110	253,899	(43,789)	(17.2)
Investment banking	234,397	245,622	(11,225)	(4.6)
Interest	181,337	128,743	52,594	40.9
Other	44,334	30,288	14,046	46.4
TOTAL REVENUES	2,750,766	2,611,795	138,971	5.3
Interest expense	10,653	4,114	6,539	158.9
NET REVENUES	2,740,113	2,607,681	132,432	5.1
NON-INTEREST EXPENSES:
Compensation and benefits	1,741,588	1,699,156	42,432	2.5
Communication and technology	236,379	241,830	(5,451)	(2.3)
Occupancy and equipment	144,114	151,426	(7,312)	(4.8)
Marketing and business development	71,635	65,682	5,953	9.1
Floor brokerage and clearance	21,073	21,341	(268)	(1.3)
Other	164,705	133,839	30,866	23.1
TOTAL NON-INTEREST EXPENSES	2,379,494	2,313,274	66,220	2.9
EARNINGS BEFORE INCOME TAXES	360,619	294,407	66,212	22.5
INCOME TAXES	125,058	107,933	17,125	15.9
EARNINGS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE	235,561	186,474	49,087	26.3
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE, NET	2,768		2,768	n.m.
NET EARNINGS	$238,329	$186,474	$51,855	27.8
EARNINGS PER SHARE:
Diluted:
Earnings before cumulative effect of accounting
change	$3.06	$2.37	$0.69	29.1
Cumulative effect of accounting change, net	0.04		0.04
	$3.10	$2.37	$0.73	30.8
Basic:
Earnings before cumulative effect of accounting
change	$3.07	$2.39	$0.68	28.5
Cumulative effect of accounting change, net	0.04		0.04
	$3.11	$2.39	$0.72	30.1
AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	76,993	78,766
Basic	76,693	77,908

STOCKHOLDERS' EQUITY	$1,899,249	$1,787,691
BOOK VALUE PER SHARE	$25.13	$23.21

TOTAL SHARES OUTSTANDING (end of period)	75,590	77,021

Note: Where appropriate, prior periods’ financial information has been reclassified to conform to current year presentation.

A.G. EDWARDS, INC.
QUARTERLY CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	February 28,	November 30,	August 31,	May 31,	February 28,
	2006	2005	2005	2005	2005
REVENUES:
Commissions	$273,541	$247,209	$249,840	$247,126	$277,117
Asset management and service fees	284,914	269,789	257,874	250,295	246,566
Principal transactions	56,017	50,264	52,319	51,510	57,530
Investment banking	49,841	57,974	67,821	58,761	69,500
Interest	50,245	48,164	42,184	40,744	37,029
Other	28,893	3,966	4,759	6,716	3,099
TOTAL REVENUES	743,451	677,366	674,797	655,152	690,841
Interest expense	2,898	3,281	2,261	2,213	1,308
NET REVENUES	740,553	674,085	672,536	652,939	689,533
NON-INTEREST EXPENSES:
Compensation and benefits	454,965	430,125	437,060	419,438	457,714
Communication and technology	63,591	56,938	60,493	55,357	57,356
Occupancy and equipment	36,305	36,423	37,281	34,105	45,906
Marketing and business development	15,985	16,554	18,072	21,024	12,785
Floor brokerage and clearance	6,049	5,095	4,673	5,256	5,111
Other	42,176	48,795	36,410	37,324	30,561
TOTAL NON-INTEREST EXPENSES	619,071	593,930	593,989	572,504	609,433

EARNINGS BEFORE INCOME TAXES	121,482	80,155	78,547	80,435	80,100
INCOME TAXES	41,971	25,798	28,709	28,580	29,691
EARNINGS BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE	79,511	54,357	49,838	51,855	50,409
CUMULATIVE EFFECT OF ACCOUNTING
CHANGE, NET				2,768
NET EARNINGS	$79,511	$54,357	$49,838	$54,623	$50,409

EARNINGS PER SHARE:
Diluted:
Earnings before cumulative effect of accounting
change	$1.04	$0.71	$0.64	$0.67	$0.65
Cumulative effect of accounting change, net				0.04
	$1.04	$0.71	$0.64	$0.71	$0.65
Basic:
Earnings before cumulative effect of accounting
change	$1.05	$0.71	$0.65	$0.67	$0.66
Cumulative effect of accounting change, net				0.04
	$1.05	$0.71	$0.65	$0.71	$0.66
AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	76,229	76,917	77,358	77,471	77,306
Basic	75,869	76,635	77,052	77,214	76,362

STOCKHOLDERS' EQUITY	$1,899,249	$1,863,828	$1,855,271	$1,823,376	$1,787,691
BOOK VALUE PER SHARE	$25.13	$24.51	$24.17	$23.71	$23.21

Note: Where appropriate, prior periods’ financial information has been reclassified to conform to current year presentation.

A. G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	4Q FY06	3Q FY06	2Q FY06	1Q FY06	4Q FY05

Net Revenues	$740,553	$674,085	$672,536	$652,939	$689,533

Earnings Before Income Taxes	$121,482	$80,155	$78,547	$80,435	$80,100

Net Earnings	$79,511	$54,357	$49,838	$54,623	$50,409

Net Earnings as a Percent of Net Revenues	10.7%	8.1%	7.4%	8.4%	7.3%

Average Diluted Shares- (000’s Omitted)	76,229	76,917	77,358	77,471	77,306

Earnings Per Share (Diluted)	$1.04	$0.71	$0.64	$0.71	$0.65

Dividends Per Share	$0.20	$0.20	$0.16	$0.16	$0.16

Stockholders’ Equity	$1,899,249	$1,863,828	$1,855,271	$1,823,376	$1,787,691

Book Value Per Share	$25.13	$24.51	$24.17	$23.71	$23.21

Return On Average Equity- (Quarter Results Annualized)	16.9%	11.7%	10.8%	12.1%	11.5%

Financial Consultants	6,824	6,844	6,796	6,791	6,890

Full-time Employees	15,480	15,472	15,357	15,295	15,390

Locations	738	734	727	723	721

Total Client Assets (in millions)	$343,000	$331,000	$325,000	$316,000	$319,000

Assets In Fee-based Accounts (in millions)	$37,446	$34,382	$32,637	$30,647	$30,752

Note: Where appropriate, prior periods’ financial information has been reclassified to conform to current year presentation.